UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15683 (Commission File Number)	88-0381646 (IRS Employer Identification No.)

No. 1 Yantai Third Road
Centralism Area
Haping Road
Harbin Economic and Technological Development Zone
Harbin, P.R. China 150060
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 86-451-51750888

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On September 21, 2010, the Board of Directors (the “Board”) of China Green Material Technologies, Inc., a Nevada corporation (together with its subsidiaries, the “Company”), following the review and recommendation of the Compensation Committee of the Board, approved an increase in the compensation of Mr. Zhonghao Su, the Chief Executive Officer and President of the Company, and a director of the Company, to an annual base salary of US$200,000 per year, or an equivalent amount in Renminbi, effective as of September 1, 2010. During the fiscal year ended December 31, 2009, Mr. Su received a salary of US$35,154.  At the meeting, the Board also approved a salary for Ms. Meijuan He of US$100,000 per year, or an equivalent amount in Renminbi, effective as of September 1, 2010.  Ms. He is the Senior Vice President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN MATERIAL TECHNOLOGIES, INC.

Date: September 26, 2010	By:	/s/ Zhonghao Su
Zhonghao Su
Chief Executive Officer